Exhibit 3.45

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

FOSTER WHEELER FIRED HEATERS, INC.

BEFORE PAYMENT OF CAPITAL

Pursuant to Section 241 of the General
Corporation Law of the State of Delaware

WE, THE UNDERSIGNED, being all of the duly elected and qualified directors of Foster Wheeler Fired Heaters, Inc., do hereby certify:

FIRST:  That Article FIRST of the Certificate of Incorporation is amended to read as follows:

The name of the Corporation is Foster Wheeler USA Corporation

SECOND:  That such amendment has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware, and the corporation has not received any payment for any of its stock.

IN WITNESS WHEREOF, we have hereunto set our hands and seals the 16th day of January, 1985.

/s/ [ILLEGIBLE]	(SEAL)

/s/ [ILLEGIBLE]	(SEAL)

/s/ [ILLEGIBLE]	(SEAL)

CERTIFICATE OF INCORPORATION

OF

(FORMERLY FOSTER WHEELER FIRED HEATERS, INC.)

FOSTER WHEELER USA CORPORATION

*******************

I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST:  The name of the corporation is

FOSTER WHEELER FIRED HEATERS, INC.

SECOND:  Its registered office is to be located at 306 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware.  The name of its registered agent at that address is the United States Corporation Company.

THIRD:  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares without par value.

FIFTH:  The name and address of the single incorporator are M. P. Gorsuch, 306 South State Street, Dover, Delaware.

SIXTH:  The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

SEVENTH:  The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF,  I have hereunto set my hand and seal, the 20th day of December, 1973.

M. P. GORSUCH	(L.S.)
Incorporator